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       JAGGED EDGE MOUNTAIN GEAR, INC.
       STOCK PLAN

1.     Purpose.

       Jagged Edge Mountain Gear, Inc., a Colorado corporation (the "Company"), hereby establishes the Jagged Edge Mountain Gear, Inc. Stock Plan (the "Plan") as a means whereby the Company may, through awards of (i) incentive stock options within the meaning of section 422 of the Code (as defined below), (ii) non-qualified stock options, and (iii) restricted stock:

              (a) provide employees of the Company with additional incentive to promote the success of the Company's businesses and encourage such employees to remain employed with the Company;

              (b) provide incentive for potential employees to accept employment with the Company; and

              (c) provide directors of the Company who are not also employees of the Company, and consultants and other independent contractors who provide services to the Company, with additional incentive to promote the success of the Company's business.

2.    Definitions.

       2.01 "Board" or "Board of Directors" means the board of directors of the Company.

       2.02 "Code" means the Internal Revenue Code of 1986, as it exists now and as it may be amended from time to time.

       2.03 "Common Stock" means the common stock of the Company, $.001 par value per share.

       2.04 "Company" means Jagged Edge Mountain Gear, Inc., a Colorado corporation, and any successor thereto.

       2.05   "Director" means a member of the Board.

       2.06 "Exchange Act" means the Securities Exchange Act of 1934, as it exists now or from time to time may hereafter be amended.

       2.07 "Fair Market Value" means for the relevant day: (a) if there is an established market for the Company's Common Stock on a stock exchange, through Nasdaq, in the over-the-counter market or otherwise, the mean between the highest and lowest reported sale prices on the valuation date, or (b) if there were no such sales on the valuation date or if no such market exists, then in accordance with Treasury Regulation Section 20.2031-2 or successor regulations.

       2.08   "ISO" means incentive stock options within the meaning of
Section 422 of the Code.

       2.09 "NSO" means non-qualified stock options, which are not intended to qualify under Section 422 of the Code.

       2.10 "Option" means the right of a Participant, whether granted as an ISO or an NSO, to purchase a specified number of shares of Common Stock, subject to the terms and conditions of the Plan.

       2.11 "Option Date" means the date upon which an Option or Restricted Stock is awarded to a Participant under the Plan.

       2.12 "Option Price" means the price per share at which an Option may be exercised.

       2.13 "Participant" means an individual to whom an Option or Restricted Stock has been granted under the Plan.

       2.14 "Plan" means the Jagged Edge Mountain Gear, Inc. Stock Plan, as set forth herein and as amended from time to time.

       2.15 "Restricted Stock" means Common Stock awarded to a Participant pursuant to this Plan.

       2.16 "Securities Act" means the Securities Act of 1933, as it exists now or from time to time may hereinafter be amended.

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       2.17   Rules of Construction.

              (a) Governing Law. The construction and operation of this Plan are governed by the laws of the State of Colorado.

              (b) Undefined Terms. Unless the context requires another meaning, any term not specifically defined in this Plan has the meaning given to it by the Code.

              (c) Headings. All headings in this Plan are for reference only and are not to be utilized in construing the Plan.

              (d) Gender. Unless clearly appropriate, all nouns of whatever gender refer indifferently to persons of any gender.

              (e) Singular and Plural. Unless clearly inappropriate, singular terms refer also to the plural and vice versa.

              (f) Severability. If any provision of this Plan is determined to be illegal or invalid for any reason, the remaining provisions shall continue in full force and effect and shall be construed and enforced as if the illegal or invalid provision did not exist, unless the continuance of the Plan in such circumstances is not consistent with its purposes.

              (g) Termination of Employment. For all purposes of this Plan, an employee will have terminated employment with the Company when the employee's employment relationship with the Company is terminated. Additionally, for all purposes of the Plan, (i) a consultant's or independent contractor's "employment with the Company" shall be considered terminated upon the termination of any consulting or independent contractor agreement, or when the consultant or independent contractor no longer performs any services for the Company, and (ii) a non-employee Director's "employment with the Company" shall be considered terminated at the time such Director ceases to serve on the Board.

3.     Stock Subject to the Plan.

       The aggregate number of shares of Common Stock that may be issued under Options or as Restricted Stock under this Plan may not exceed 5,000,000 shares of Common Stock. Reserved shares may be either authorized but unissued shares or treasury shares, in the Board's discretion. If any awards hereunder shall terminate or expire, as to any number of shares, new Options, and Restricted Stock may thereafter be awarded with respect to such shares. No Participant may be granted awards under the Plan in any calendar year in respect of more than 500,000 shares of Common Stock.

4.     Administration.

       The Plan shall be administered by the Board. In addition to any other powers set forth in this Plan, the Board has the exclusive authority:

              (a) to construe and interpret the Plan, and to remedy any ambiguities or inconsistencies therein;

              (b) to establish, amend and rescind appropriate rules and regulations relating to the Plan;

              (c) subject to the express provisions of the Plan, to determine the individuals who will receive awards of Options or Restricted Stock, the times when they will receive them, the number of shares to be subject to each award and the Option Price, payment terms, payment method, and expiration date applicable to each award;

              (d) to contest on behalf of the Company or Participants, at the expense of the Company, any ruling or decision on any matter relating to the Plan or to any awards of ISOs, NSOs, or Restricted Stock;

              (e) generally, to administer the Plan, and to take all such steps and make all such determinations in connection with the Plan and the awards of ISOs, NSOs, or Restricted Stock, granted thereunder as it may deem necessary or advisable; and

              (f) to determine the form in which tax withholding will be made.

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5.     Eligible Participants.

       Subject to the provisions of the Plan, the Board shall determine from time to time (a) those employees, officers, Directors, consultants and independent contractors of the Company, and non-employees and non-officers to whom the Company has extended an offer of employment, who shall be designated as Participants, and (b) the number of Options, shares of Restricted Stock, or any combination thereof, to be awarded to each such Participant.

6.     Terms and Conditions of Incentive Stock Options.

       The Board, in its discretion, may grant ISOs to any Participant under the Plan; provided, however, that no ISOs may be granted to a Director or other Participant who is not an employee of the Company. Each ISO shall be evidenced by an agreement between the Company and the Participant in a form approved by the Board. Unless the Board, in its discretion, determines otherwise, each ISO agreement shall be subject to the following terms and conditions and to such other terms and conditions as the Board may deem appropriate;

              (a)    Option Period.  Each ISO will expire as of the earliest of:

              (i)      the date on which it is forfeited;

              (ii)     10 years from the Option Date;

              (iii) three months after the Participant's termination of employment with the Company for any reason other than death; or

              (iv)     six months after the Participant's death.

              (b) Option Price. The Option Price per share shall be determined by the Board at the time any ISO is granted, and shall not be less than the Fair Market Value of the Common Stock subject to the ISO on the Option Date.

              (c) Other Option Provisions. The form of ISO authorized by the Plan may contain such other provisions as the Board may, from time to time, determine; provided, however, that such other provisions may not be inconsistent with any requirements imposed on qualified stock options under
Section 422 of the Code.

              (d) Limitations on Awards. The aggregate Fair Market Value, determined as of the Option Date, of Common Stock with respect to which ISOs are exercisable by a Participant for the first time during any calendar year under all ISO plans of the Company shall not exceed $100,000.

              (e) Awards to Certain Stockholders. Notwithstanding Sections 6(a) and 6(b) hereof, if an ISO is granted to a Participant who owns stock representing more than 10% of the voting power of all classes of stock of the Company (as determined under the Code), the exercise period specified in the ISO agreement for which the ISO thereunder is granted shall not exceed five years from the Option Date and the Option Price shall be at least 110% of the Fair Market Value (as of the Option Date) of the Common Stock subject to the ISO.

7.     Terms and Conditions of Non-Qualified Stock Option.

       The Board, in its discretion, may grant NSOs to any Participant under the Plan. Each NSO shall be evidenced by an agreement between the Company and the Participant in a form approved by the Board. Unless the Board, in its discretion, determines otherwise, each NSO agreement shall be subject to the following terms and conditions and to such other terms and conditions as the Board may deem appropriate:

              (a)    Option Period.  Each NSO will expire as of the earliest of:

              (i)           the date on which it is forfeited;

              (ii) the date three months after the Participant's termination of employment with the Company for any reason other than death; or

              (iii)         the date six months after the Participant's death.

              (b) Option Price. At the time when the NSO is granted, the Board will fix the Option Price. The Option Price may be greater than, less than, or equal to Fair Market Value on the Option Date, as determined in the sole discretion of the Board.

              (c) Other Option Provisions. The form of NSO authorized by the Plan may contain such other provisions as the Board may from time to time determine.

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8.     Terms and Conditions of Restricted Stock Awards.

       The Board, in its discretion, may grant Restricted Stock to any Participant under the Plan. Each grant of Restricted Stock shall be evidenced by an agreement between the Company and the Participant in a form approved by the Board. Unless the Board, in its discretion, determines otherwise, all shares of Common Stock awarded to Participants under the Plan as Restricted Stock shall be subject to the following terms and conditions and to such other terms and conditions as the Board may deem appropriate:

              (a) Restricted Period. Shares of Restricted Stock awarded to Participants may not be sold, transferred, pledged or otherwise encumbered before they vest. Subject to the provisions of subparagraphs (b) and (c) below and any other restrictions imposed by law, certificates evidencing shares of Restricted Stock that vest will be transferred to the Participant or, in the event of his or her death, to the beneficiary or beneficiaries designated by writing filed by the Participant with the Board for such purpose or, if none, to his or her estate.

              (b) Forfeitures. A Participant shall forfeit all unpaid accumulated dividends and all shares of Restricted Stock which have not vested prior to the date that such Participant's employment with the Company is terminated for any reason.

              (c) Certificates Deposited With Company. Each certificate issued in respect of shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and deposited with the Company. Each such certificate shall bear the following (or a similar) legend:

              "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) relating to Restricted Stock contained in the Jagged Edge Mountain Gear, Inc. Stock Plan and an agreement entered into between the registered owner and Jagged Edge Mountain Gear, Inc. Copies of such Plan and agreement are on file at the principal office of Jagged Edge Mountain Gear, Inc."

              (d) Stockholder Rights. Subject to the foregoing restrictions, each Participant shall have all the rights of a stockholder with respect to his shares of Restricted Stock including, but not limited to, the right to vote such shares.

              (e) Dividends. On each Common Stock dividend payment date, each Participant shall receive an amount equal to the dividend paid on that date on a share of Common Stock, multiplied by his number of shares of Restricted Stock.

9.     Manner of Exercise of Options.

       To exercise an Option in whole or in part, a Participant, any permitted transferee of a Participant or, after a Participant's death, a Participant's executor or administrator, must give written notice to the Board, stating the number of shares to which he intends to exercise the Option. The Company will issue the shares with respect to which the Option is exercised upon payment in full of the Option Price. The Option Price may be paid (i) in cash, (ii) in shares of Common Stock having an aggregate Fair Market Value, as determined on the date of delivery, equal to the Option Price, or (iii) by delivery of irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds necessary to pay for all Common Stock acquired through such exercise and any tax withholding obligations resulting from such exercise. The Option Price may be paid in shares of Common Stock which were received by the Participant upon the exercise of one or more Options. The Option Price may be paid in shares of Common Stock which were received by the Participant as an award of Restricted Stock under the Plan.

Vesting.

       A Participant may not exercise an Option or transfer, pledge or dispose of any Restricted Stock until it has become vested. The Board shall specify the vesting schedule for each award granted. If it determines that special circumstances exist, the Board, in its sole discretion, may accelerate the time in which an award under the Plan vests, even if, under its existing terms, such award would not then be exercisable.

11.    Adjustments to Reflect Changes in Capital Structure.

       If there is any change in the corporate structure or shares of the Company, the Board of Directors may, in its discretion, make any adjustments necessary to prevent accretion, or to protect against dilution, in the number and kind of shares authorized by the Plan and, with respect to outstanding Options and/or Restricted Stock in the number and kind of shares covered thereby and in the applicable Option Price; provided, however, no adjustment will be made for the issuance of preferred stock or the conversion of convertible preferred stock. For the purpose of this Section, a change in the corporate structure or shares of the Company includes, without limitation, any change resulting from a recapitalization, stock split, stock dividend, consolidation, rights offering, spin-off, reorganization, or liquidation and any transaction in which shares of Common Stock are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or another corporation.

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12.    Non-Transferability of Options.

       The Options awarded under the Plan are not transferable, voluntarily or involuntarily, other than by will or the laws of descent and distribution, or to the extent permissible under Section 422 of the Code, pursuant to a qualified domestic relations order as defined in Section 414(p) of the Code; provided, however, that the Compensation Board, in its discretion, may permit Options to be transferable by a Participant to members of such Participant's immediate family or to family trusts, partnerships and other entities comprised solely of the Participant or members of the Participant's immediate family.

13.    Rights as Stockholder.

       No Common Stock may be delivered upon the exercise of any Option until full payment of the Option Price has been made and all income tax withholding requirements thereon have been satisfied. A Participant has no rights whatsoever as a stockholder with respect to any shares covered by an Option until the date of the issuance of a stock certificate for the shares.

14.    Withholding Tax.

       The Company shall have the right to withhold or to require a Participant to remit to the Company, in cash or shares of Common Stock, with respect to any payments made to Participants under the Plan, any taxes required by law to be withheld because of such payments. Subject to the consent of the Board with respect to (a) the exercise of an NSO, (b) the lapse of restrictions on Restricted Stock, (c) a "disqualifying disposition" of an ISO, as determined pursuant to the Code, or (d) the issuance of any other stock award under the Plan, a Participant may make an irrevocable election (an "Election") to (i) have shares of Common Stock otherwise issuable withheld, or (ii) tender back to the Company shares of Common Stock received pursuant to (a), (b), or (d), or (iii) deliver back to the Company pursuant to (a), (b), or (d) previously acquired shares of Common Stock having a Fair Market Value sufficient to satisfy all or part of the Participant's estimated tax obligations. Such Election must be made by a Participant prior to the date on which the relevant tax obligation arises. The Board may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any award under this Plan that the right to make Elections shall not apply to such award.

15.    No Right To Employment.

       Participation in the Plan will not give any Participant a right to be retained as an employee of the Company, or any right or claim to any benefit under the Plan, unless the right or claim has specifically accrued under the Plan.

16.    Amendment of the Plan.

       The Board may from time to time amend or revise the terms of this Plan in whole or in part and may without limitation, adopt any amendment deemed necessary. All amendments shall be in writing and consented to by a majority of the members of the Board.

17.    Conditions Upon Issuance of Shares.

       As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Common Stock is being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by law.

18.    Effective Date and Termination of Plan.

       (a) Effective Date. This Plan is effective as of the date of its adoption by the Board.

       (b) Termination of the Plan. The Board may terminate the Plan at any time with respect to any shares that are not then subject to Options or Restricted Stock. Termination of the Plan will not affect the rights and obligations of any Participant with respect to Options or Restricted Stock awarded before termination.